
                                                                     Exhibit 2.2

                                                                  EXECUTION COPY

                              9139-4460 QUEBEC INC.

                                      -AND-

                              9139-7158 QUEBEC INC.

                                      -AND-

                           3087053 NOVA SCOTIA COMPANY

                                     -AND -

                                    MAAX INC.

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                             AMALGAMATION AGREEMENT
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                                 MARCH 10, 2004



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                                TABLE OF CONTENTS

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                                                                          Page
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
ARTICLE 1  INTERPRETATION..............................................    2
    1.1    Definitions.................................................    2
    1.2    Interpretation Not Affected by Headings, etc................    4
    1.3    Currency....................................................    4
    1.4    Number, etc.................................................    4
    1.5    Date For Any Action.........................................    4

ARTICLE 2  AMALGAMATION................................................    4
    2.1    Amalgamation................................................    4
    2.2    Rights and Obligations......................................    4
    2.3    Name........................................................    4
    2.4    Head Office.................................................    5
    2.5    Activities..................................................    5
    2.6    Share Capital...............................................    5
    2.7    Restrictions on Transfer and Other Provisions...............    5
    2.8    By-Laws.....................................................    5

ARTICLE 3  BOARD OF DIRECTORS..........................................    5
    3.1    Board of directors..........................................    5

ARTICLE 4  AMALGAMATION EVENTS.........................................    6
    4.1    Amalgamation Events.........................................    6

ARTICLE 5  TERMINATION.................................................    6
    5.1    Termination.................................................    6

ARTICLE 6  ARTICLES OF AMALGAMATION....................................    7
    6.1    Articles of Amalgamation....................................    7

ARTICLE 7  GENERAL.....................................................    7
    7.1    Cooperation / Further Assurances............................    7
    7.2    Governing Law...............................................    7
    7.3    Forum; Jurisdiction.........................................    7
    7.4    Counterparts................................................    7
    7.5    Time........................................................    8
    7.6    Amendments..................................................    8

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                             AMALGAMATION AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 10th day of March, 2004,

BETWEEN: 9139-4460 QUEBEC INC., a company incorporated under the laws of the Province of Quebec (hereinafter referred to as "SUBCO")

AND: 9139-7158 QUEBEC INC., a company governed under the laws of the Province of Quebec (hereinafter referred to as "SUBCO II")

AND: 3087053 NOVA SCOTIA COMPANY, a company governed under the laws of the Province of Nova Scotia (hereinafter referred to as "NEWCO II")

AND: MAAX INC., a company amalgamated under the laws of the Province of Quebec (hereinafter referred to as "MAAX")

WHEREAS Subco was incorporated under Part IA of the Companies Act (Quebec) by certificate of incorporation dated February 27, 2004;

WHEREAS Subco II was incorporated under Part IA of the Companies Act (Quebec) by certificate of incorporation dated March 5, 2004;

WHEREAS Newco II was incorporated under the Companies Act (Nova Scotia) on March 5, 2004;

WHEREAS MAAX was amalgamated under Part IA of the Companies Act (Quebec) by certificate of amalgamation dated August 1, 1990;

WHEREAS the authorized share capital of MAAX consists of an unlimited number of common shares, class A preferred shares and class B preferred shares, all without par value, of which 24,395,459 common shares and no class A preferred shares and no class B preferred shares have been issued and are outstanding as at the date hereof as fully paid and non-assessable;

WHEREAS the authorized share capital of each of Subco and Subco II consists of an unlimited number of (i) common shares, without par value, and (ii) redeemable preferred shares, with a par value of $100 per share, of which 500 common shares and no redeemable preferred shares have been issued and are outstanding as of the date hereof as fully paid and non-assessable;

WHEREAS Subco, Subco II, Newco II, MAAX and 3087052 Nova Scotia Company have entered into a merger agreement dated the date hereof with respect to the transactions contemplated herein (the "MERGER AGREEMENT");

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WHEREAS, as contemplated in the Merger Agreement, Subco, Subco II and MAAX,
availing themselves of Part IA of the Companies Act (Quebec), wish to amalgamate on the terms and conditions set forth herein and in the Merger Agreement;

NOW THEREFORE this Agreement witnesses that, in consideration of the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1   DEFINITIONS

      In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings, respectively:

      1.1.1 "AMALCO" means MAAX Inc., the company resulting from the Amalgamation;

      1.1.2 "AMALGAMATION" means an amalgamation between Subco, Subco II and MAAX under Part IA of the Companies Act giving effect to the transactions described in this Agreement;

      1.1.3 "ARTICLES OF AMALGAMATION" means the articles confirming the Amalgamation required under the Companies Act to be filed with the Enterprise Registrar, substantially in the form attached hereto as
            Schedule 1.1.3;

      1.1.4 "BUSINESS DAY" means any day, other than a Saturday, Sunday or a statutory holiday in the Province of Quebec, the Province of Ontario or in the State of Massachusetts, on which banks are open for business in the City of Montreal, the City of Toronto and the City of Boston;

      1.1.5 "CERTIFICATE OF AMALGAMATION" means the certificate issued by the Enterprise Registrar attesting to the Amalgamation pursuant to
            Section 123.119 of the Companies Act;

      1.1.6 "CIRCULAR" means the notice of the MAAX Meeting and accompanying management information circular in the French and English languages, including all schedules thereto, to be prepared and sent by MAAX to Shareholders in connection with the MAAX Meeting;

      1.1.7 "COMMON SHARES" (individually, a "COMMON SHARE") means the common shares in the share capital of Amalco;

      1.1.8 "COMPANIES ACT" means the Companies Act (Quebec) as now in effect and as it may be amended from time to time prior to the Effective Date;

      1.1.9 "DEPOSITORY" means National Bank Trust Inc. or any other depository designated by Subco or Subco II;

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      1.1.10 "EFFECTIVE DATE" means the date shown on the Certificate of
              Amalgamation;

      1.1.11 "ENTERPRISE REGISTRAR" means the enterprise registrar acting under the Companies Act;

      1.1.12 "GOVERNMENTAL ENTITY" (collectively, the "GOVERNMENTAL ENTITIES") means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

      1.1.13 "LAWS" (individually, a "LAW") means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies and guidelines, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards and terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, self-regulatory authority or statutory body (including The Toronto Stock Exchange or any other stock exchange), and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having legal jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

      1.1.14 "LETTER OF TRANSMITTAL" means the form letter of transmittal enclosed with the Circular;

      1.1.15 "MAAX MEETING" means the special meeting of Shareholders (including any adjournment thereof) that is to be convened to consider and, if deemed advisable, to approve the Amalgamation;

      1.1.16 "MAAX SHARES" (individually, a "MAAX SHARE") means all common shares in the share capital of MAAX;

      1.1.17 "MERGER AGREEMENT" has the meaning ascribed thereto in the preambule of this Agreement;

      1.1.18 "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

      1.1.19 "REDEEMABLE SHARES" means the redeemable preferred shares in the share capital of Amalco;

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            1.1.20 "SHAREHOLDER" (collectively, the "SHAREHOLDERS") means a registered holder of the MAAX Shares, from time to time.

1.2   INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

      The division of this Agreement into Articles, Sections, Schedules and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article", "Section" or "Schedule" followed by a number and/or a letter refer to the specified Article, Section or Schedule of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3   CURRENCY

      All sums of money referred to in this Agreement are expressed in Canadian dollars.

1.4   NUMBER, ETC.

      Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

1.5   DATE FOR ANY ACTION

      In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

                                   ARTICLE 2
                                  AMALGAMATION

2.1   AMALGAMATION

      MAAX, Subco and Subco II hereby agree to amalgamate and to continue as one company effective on the Effective Date pursuant to the provisions of Part IA of the Companies Act, on the terms and conditions set forth herein and in the Merger Agreement.

2.2   RIGHTS AND OBLIGATIONS

      From the Effective Date, Amalco shall (a) possess all of the property, rights and assets of MAAX, Subco and Subco II, and (b) assume all of their obligations.

2.3   NAME

      The name of Amalco shall be "MAAX Inc.".

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

2.4   HEAD OFFICE

      The head office of Amalco shall be situated in the Judicial District of Beauce, Province of Quebec.

2.5   ACTIVITIES

      There will be no limitations on the activities of Amalco.

2.6   SHARE CAPITAL

      2.6.1 The authorized share capital of Amalco shall consist of an unlimited number of (i) Common Shares, without par value, and (ii) Redeemable Shares, with a par value of $22.50 per share; and

      2.6.2 The rights, privileges, conditions and restrictions attached to the Common Shares and the Redeemable Shares are described in Schedule 1 of the draft articles of amalgamation attached hereto as Schedule 1.1.3.

2.7   RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS

      2.7.1 The restrictions on transfer attached to the Common Shares and Redeemable Shares are described in Schedule 2 of the draft articles of amalgamation attached hereto as Schedule 1.1.3; and

      2.7.2 The other provisions attached to the Common Shares and Redeemable Shares are described in Schedule 3 and Schedule 4 of the draft articles of amalgamation attached hereto as Schedule 1.1.3.

2.8   BY-LAWS

      The by-laws of Amalco shall be those of Subco, unless and until repealed or amended.

                                   ARTICLE 3
                               BOARD OF DIRECTORS

3.1   BOARD OF DIRECTORS

      The board of directors of Amalco shall consist of a minimum of three and a maximum of ten directors. The initial board of directors of Amalco shall consist of four directors. The name, occupation and address of the first directors shall be as follows:

       NAME                      OCCUPATION              ADDRESS

       Steven G. Segal           Partner                 [address]


       James C. Rhee             Vice President          [address]


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

       NAME                      OCCUPATION              ADDRESS

       Andre La Forge            Senior Vice President   [address]


       Michael Graham            Portfolio Manager       [address]


                                   ARTICLE 4
                               AMALGAMATION EVENTS

4.1   AMALGAMATION EVENTS

      Upon the Effective Date:

      4.1.1 all issued and outstanding MAAX Shares shall be converted into fully paid and non-assessable Redeemable Shares, each having a paid up capital equal to its par value, on the basis of one issued, fully paid and non-assessable Redeemable Share for each issued and outstanding MAAX Share;

      4.1.2 all issued and outstanding common shares of Subco and all redeemable preferred shares of Subco shall be converted into Common Shares, having an aggregate paid up capital representing the amount by which the aggregate paid up capital of (i) all issued and outstanding common shares and redeemable preferred shares of Subco, (ii) all issued and outstanding common shares and redeemable preferred shares of Subco II, and (iii) all issued and outstanding MAAX Shares, exceeds the aggregate paid up capital of the Redeemable Shares, on the basis of one issued, fully paid and non-assessable Common Share for each issued and outstanding common share or redeemable preferred share of Subco; and

      4.1.3 all issued and outstanding common shares and redeemable preferred shares of Subco II shall be cancelled in consideration of the issuance by Newco II to 3087052 Nova Scotia Company of shares, having an aggregate value equal to the fair market value of all issued and outstanding common shares and redeemable preferred shares of Subco II held by 3087052 Nova Scotia Company immediately prior to the Amalgamation, on the basis of one issued, fully paid and assessable share of Newco II for each issued and outstanding common share and redeemable preferred share of Subco II.

                                   ARTICLE 5
                                   TERMINATION

5.1   TERMINATION

      Without prejudice to any other rights or recourses of the parties hereto and notwithstanding any other provision hereof, this Agreement shall automatically terminate, without notice, immediately upon the termination of the Merger Agreement, and be of no further force or effect.

                                   ARTICLE 6
                            ARTICLES OF AMALGAMATION

6.1   ARTICLES OF AMALGAMATION

      Subject to the confirmation of a by-law approving this Agreement by the Shareholders at the MAAX Meeting in accordance with the Companies Act and other applicable Laws and provided that the conditions specified in the Merger Agreement have been satisfied or waived and provided further that this Agreement has not otherwise been terminated, MAAX, Subco and Subco II shall as promptly as practicable thereafter complete the Amalgamation and file with the Enterprise Registrar the Articles of Amalgamation pursuant to the Companies Act and such other documents as may be required pursuant to the Companies Act.

                                   ARTICLE 7
                                    GENERAL

7.1   COOPERATION / FURTHER ASSURANCES

      Each of the parties hereto agrees to cooperate in good faith and to take all reasonable steps and actions after the date hereof, as are not adverse to the party requested to take any such step or action, to complete the Amalgamation and the other transactions contemplated hereby. Each party hereto shall, from time to time, and at all times hereafter, at the request of another party hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform, carry out or better evidence the terms and intent hereof.

7.2   GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the Laws of the Province of Quebec and the Laws of Canada applicable therein.

7.3   FORUM; JURISDICTION

      The parties hereby submit to the exclusive jurisdiction of the competent court in the judicial district of Montreal, Province of Quebec for any dispute, disagreement, controversy or Claim arising out of or in connection with the transactions contemplated by this Agreement.

7.4   COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to constitute one and the same instrument.

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

7.5   TIME

      Time shall be of the essence of this Agreement.

7.6   AMENDMENTS

      This Agreement may not be modified, amended, altered or supplemented except in the manner contemplated herein and upon the execution and delivery of a written agreement executed by all parties, except that Newco II may change the consideration that it provides to 3087052 Nova Scotia Company without having to obtain the consent of the other parties hereto.

                            (Signatures on next page)

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

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

9139-7158 QUEBEC INC.                  9139-4460 QUEBEC INC.

Per:  /s/ James C. Rhee                Per:  /s/ James C. Rhee
      ----------------------------           ---------------------------
      James C. Rhee                          James C. Rhee
      Secretary                              Secretary

3087053 NOVA SCOTIA COMPANY                  MAAX INC.

Per:  /s/ James C. Rhee                Per:  /s/ Placide Poulin
      ----------------------------           ---------------------------
      James C. Rhee                          Placide Poulin
      Secretary                              Chairman of the Board of Directors

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